UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2004

CRITICAL HOME CARE, INC.
(Exact Name of Registrant as Specified in its Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan ((Address of principal executive offices)	48076 (Zip Code)

Registrant’s telephone number, including area code:  (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

            Critical Home Care, Inc. (the “Company”) expects to report financial results for the quarter ended September 30, 2004, on or about November 15, 2004 on Form 10-Q.

Item 7.01        Regulation FD Disclosure.

            The Company’s revenue and EBITDA (earnings before interest, income taxes, depreciation and amortization) targets for the quarters ending September 30, 2004, December 31, 2004 and March 31, 2005 are as follows:

  For the quarter ended September 30, 2004, the targets are revenues of approximately $25.0 million and EBITDA of approximately $200,000.

  For the quarter ended December 31, 2004, the targets are revenues of approximately $28.5 million and EBITDA of approximately $750,000.

  For the quarter ended March 31, 2005, the targets are revenues of approximately $31.4 million and EBITDA of approximately $1.05 million.

            These revenue and EBITDA targets reflect our management’s present expectation of future events and, as noted below, are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially, whether positively or negatively, from the targets described above.  These revenue and EBITDA targets do not reflect interest, tax, depreciation and amortization expenses.  These revenue and EBITDA targets do not reflect any potential non-cash charges for impairment of goodwill.  Under Statement of Financial Accounting Standards (“SFAS”) No. 142, which the Company follows, goodwill (i.e., the excess of purchase price over the net assets of businesses acquired) is not amortized but is tested for impairment annually by comparing the fair value of each reporting unit to its carrying value.  The Company will test for impairment of goodwill during the fiscal year ending March 31, 2005.  These revenue and EBITDA targets do not reflect any potential charges resulting from any losses on the disposition of discontinued assets or any potential charges resulting from the issuance of stock options, warrants and the like.

            The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions.  This Current Report contains these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and as recognized by court opinions addressing cautionary forward-looking statements.  Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words or expressions are intended to identify forward-looking statements.  We use such forward-looking statements regarding our future financial condition and future results of operations and our future business operations in this Current Report.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to, our ability to successfully integrate acquired companies and businesses; general economic conditions; the impact of governmental regulations, including Medicare reimbursement, on our businesses; competitive initiatives and pricing pressures; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC filings.

            The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.  The Company disclaims any obligation or undertaking to update the information contained herein.

Item 8.01        Other Events.

            See information furnished under Items 2.02 and 7.01.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc. By: /S/ Lawrence R. Kuhnert Lawrence R. Kuhnert Its: Vice Chairman of Finance, President, Treasurer and Chief Operating Officer (Principal Financial and Accounting Officer)

Dated:  October 28, 2004